Exhibit 99.1

BROCADE CONTACTS
Public Relations John Noh Tel: 408-333-5108 jnoh@brocade.com	Investor Relations Robert Eggers Tel: 408-333-8797 reggers@brocade.com
Brocade Announces Preliminary Fiscal Q2 2013 Results
Full Quarterly Results Available on May 16

SAN JOSE, Calif., May 1, 2013 — Brocade® (NASDAQ: BRCD) today announced preliminary financial results for its second fiscal quarter ended April 27, 2013. Brocade anticipates that it will generate revenue in the range of $536 million to $541 million and expects diluted earnings per share (EPS) of $0.15 to $0.16 on a non-GAAP basis for Q2 2013. The company’s previous guidance for the second quarter was $555 million to $575 million for revenue and $0.14 to $0.16 for non-GAAP EPS.

Brocade anticipates that it will report Q2 2013 Storage Area Networking (SAN) business revenue, including product and services, between $373 million to $376 million, which is down approximately 6% to 7% year-over-year and down approximately 10% to 11% quarter-over-quarter. SAN product revenue is typically down 5% to 8% sequentially in the Company’s second fiscal quarter, but the lower-than-expected SAN revenue was due to storage demand softness in the overall market which impacted the Company’s revenue from some of its OEM partners.

Brocade anticipates that it will report Q2 2013 IP Networking business revenue, including product and services, between $163 million to $165 million, which is an increase of approximately 14% to 15% year-over-year and down approximately 4% to 5% quarter-over-quarter. The year-over-year revenue growth was driven in part by the updated Brocade campus LAN portfolio, higher VDX and Ethernet fabric sales, as well as improvements in sales execution.

“In Q2, we saw lower-than-expected revenue in SAN due to softness in the overall storage market. However, customers continued to increase their purchases of our Gen 5 Fibre Channel SAN portfolio and we made good progress on our IP Networking growth initiatives including solid growth in Ethernet fabrics during the quarter,” said Lloyd Carney, CEO of Brocade. “We believe that by leading the Fibre Channel industry with innovative technology and solutions that are relevant to the problems that customers face today, Brocade continues to be well-positioned for long-term success in the data center. We will provide more details on our second quarter results at our earnings call on May 16.”

Brocade plans to report its full financial results and provide more details for its second fiscal quarter 2013 on Thursday, May 16, 2013, following the close of market. At 2:30 p.m. PT (5:30 p.m. ET) on May 16, Brocade will host a web cast conference call primarily devoted to Q&A. To access the web cast please go to www.brcd.com/events.cfm. A replay of the conference call will be available at www.brcd.com.

Preliminary Financial Information and Estimates

Preliminary
Q2 2013 Estimates
Total Revenue	$536M – $541M
SAN Business Revenue (Product + Services)	$373M – $376M
IP Networking Business Revenue (Product + Services)	$163M – $165M

Non-GAAP gross margin	65.0% – 65.3%
Non-GAAP operating expense as % of revenue	46.0% – 46.5%
Non-GAAP operating margin	18.5% – 19.3%

Headcount at end of quarter	4,648

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP diluted EPS, non-GAAP gross margin, non-GAAP operating expense as a percentage of revenue and non-GAAP operating margin. In evaluating Brocade’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.
Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events or arise outside the ordinary course of Brocade’s continuing operations. Management believes that it is appropriate to evaluate Brocade’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include: (i) provision or benefit from certain litigation (ii) legal fees associated with certain pre-acquisition litigation, (iii) legal fees associated with indemnification obligations and other related costs, net, (iv) acquisition and integration costs, (v) loss on sale of property, (vi) interest expense related to the adoption of new standards relating to convertible debt instruments, (vii) original issue discount and debt issuance costs of debt related to lenders that did not participate in refinancing as well as debt call premium cost, (viii) loss on sale of a subsidiary, and (ix) specific non-cash and non-recurring tax benefits or detriments.

Management also excludes the following non-cash charges in determining non-GAAP net income (i) stock-based compensation expense and (ii) amortization of purchased intangible assets. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for Brocade’s newly acquired and long-held businesses.

Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

Estimates of the second fiscal quarter ended April 27, 2013 GAAP results are not provided in this press release as the Company has not yet completed its accounting for the period. GAAP results will be presented at Brocade’s conference call to discuss its second quarter results scheduled for May 16, 2013.

Cautionary Statement
As the Company has not completed its quarter-end fiscal close and its analysis of the second fiscal quarter ended April 27, 2013, the results presented in this press release are estimated and preliminary, and, therefore, may change. In addition, this press release contains statements that are forward-looking in nature, including statements regarding storage market conditions, revenue performance with OEM partners, Brocade’s IP Networking solutions, and business opportunities with data center customers as well as Brocade’s anticipated financial results for the second quarter of fiscal year 2013. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, changes in IT spending levels in one or more of our target markets including the data center, federal government and service provider sectors, Brocade’s ability to continue to successfully innovate new products and services on a timely basis and achieve widespread market acceptance, and the effect of increasing market competition and changes in the industry. Certain of these and other risks are set forth in more detail in "Item 1A. Risk Factors" in Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 26, 2013. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

About Brocade
Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations transition smoothly to a world where applications and information reside anywhere. (www.brocade.com)
ADX, AnyIO, Brocade, Brocade Assurance, the B-wing symbol, DCX, Fabric OS, ICX, MLX, MyBrocade, OpenScript, VCS, VDX, and Vyatta are registered trademarks, and HyperEdge, The Effortless Network, and The On-Demand Data Center are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. Other brands, products, or service names mentioned may be trademarks of their respective owners.

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